SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 1, 2002


                                 ARTISOFT, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    000-19462                  86-0446453
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)


           5 CAMBRIDGE CENTER
        CAMBRIDGE, MASSACHUSETTS                                   02142
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (617) 354-0600


                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

     On September 27, 2002, Artisoft issued and sold an aggregate of 1,904,800 shares of its common stock at a per share cash purchase price of $1.05 to the following investors: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. To Artisoft's knowledge, each of these investors is in the business of making investments in companies and used cash funds available to their businesses in order to purchase the shares of our common stock acquired by them in the transaction. Special Situations Fund III, L.P. purchased 1,034,000 shares of common stock, Special Situations Cayman Fund, L.P. purchased 344,700 shares of common stock, Special Situations Private Equity Fund, L.P. purchased 344,700 shares of common stock and Special Situations Technology Fund, L.P. purchased 181,400 shares of common stock. Under the purchase agreement with respect to this September 2002 financing, the investors received the right to designate an additional director on Artisoft's board of directors, and Artisoft is required to use its best efforts to cause that designee to be elected to the board of directors.

     MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, AWM Investment Company, Inc., MG Advisers, L.L.C. and SST Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

     Each of Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. also participated in a financing of Artisoft in 2001, and prior to the September 2002 financing the investors held in the aggregate 21,800 shares of Artisoft's common stock, 2,100,000 shares of Artisoft's series B preferred stock and warrants to purchase an aggregate of 2,100,000 shares of Artisoft's common stock at a per share exercise price equal to $3.75. Each outstanding share of series B preferred stock may be voted on a basis equal to the number of shares of common stock into which it converts. Prior to the September 2002 financing, each share of series B preferred stock converted into one share of common stock. Assuming the conversion of all of the investors' shares of series B preferred stock into common stock and the exercise of all of the investors' warrants, prior to the September 2002 financing Austin W. Marxe and David M. Greenhouse held a 21.1% beneficial ownership interest in the common stock of the Company.

     In addition, pursuant to Artisoft's certificate of incorporation, the holders of series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock.

     The issuance and sale of shares of common stock in the September 2002 financing resulted in anti-dilution adjustments to the series B preferred stock and the warrants issued in Artisoft's 2001 financing. Following the September

2002 financing each share of series B preferred stock is now convertible into approximately 2.38 shares of common stock and may be voted on a basis equal to approximately 2.38 votes for each share of series B preferred stock. In addition, the per share exercise price of each warrant issued in the 2001 financing has been reduced from $3.75 to $1.05. Therefore, following the issuance and sale of common stock in the September 2002 financing, Austin W. Marxe and David M. Greenhouse now hold in the aggregate a 36.3% beneficial ownership interest in Artisoft's common stock, consisting of 1,926,600 shares of common stock, 2,100,000 shares of series B preferred stock (convertible into 4,999,997 shares of common stock) and warrants to purchase 2,100,000 shares of common stock at a per share exercise price equal to $1.05. In addition, Austin
W. Marxe and David M. Greenhouse, through the investors in Artisoft's 2001 and September 2002 financings, have the right to elect the two directors which may be elected by the holders of the series B preferred stock and the right to designate an additional director, which Artisoft must use its best efforts to cause to be elected. This aggregation of stock ownership and director rights could be deemed to be a change in control of Artisoft. Immediately prior to this aggregation of stock ownership and director rights, to Artisoft's knowledge, no other entity or group possessed a similar degree of control over Artisoft.

     Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors. Prior to the election of Mr. Majteles to the board of directors of the Company, the board of directors was comprised of five directors. As of August 28, 2002, the board of directors is comprised of six directors, including Mr. Majteles. Mr. Majteles is the managing member of Treehouse Capital, LLC, a financial, investment and management advisor. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in certain cases, the amount of the retainer paid to Treehouse Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARTISOFT, INC.


                                        By: /s/ MICHAEL J. O'DONNELL
                                            ------------------------------------
                                        Name:   Michael J. O'Donnell
Date: October 1, 2002                   Title:  Chief Financial Officer